UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2012 the Registrant entered into an Executive Employment Agreement (“the agreement”) with Mr. Brett D. Fulk, who was appointed July 14, 2011 as the Chief Operating Officer of Riverview Bank (“the Bank”), the wholly owned banking subsidiary of the Registrant.  Among various provisions, the material terms of the agreement are summarized as follows:

1.               The agreement is for a three year period beginning January 4, 2012.  The agreement automatically extends for an additional year on the anniversary date of the agreement and then on every anniversary thereafter unless either party gives 90 day notice of non-renewal so that upon such anniversary date if notice is not given by either party the employment period continues for a three year period thereafter.

2.               The agreement defines competitive activities and prohibits Mr. Fulk from engaging in such activities both during his employment and up to four months from the effective date of his termination except a termination after a change in control or where Mr. Fulk is terminated for “cause”, as defined in the agreement.

3.               If Mr. Fulk’s employment is terminated for “cause”, as defined in the agreement, or dies, all rights and benefits under the agreement terminate automatically.

4.               Mr. Fulk’s initial compensation, subject to annual review and increase, is:

a.               An annual base salary of $200,000;

b.              Participation in all employee benefit plans.

5.               If Mr. Fulk’s employment agreement is terminated by the Bank for any reason other than “cause”, he will receive an amount equal to 3.0 times his then annual base salary, as defined by the agreement, payable in 24 equal monthly installments beginning within 30 days of his separation of services, as defined in this agreement.

6.               If after a change in control, Mr. Fulk terminates his employment as a result of (a) an assignment of duties inconsistent with his position, duties, responsibilities, or status, (b) a change in his reporting responsibilities, titles or offices, (c) a reduction in his annual salary, or (d) a failure of the Bank’s successor to continue in effect the employee benefits which he participated in prior to the change in control, Mr. Fulk will receive an amount equal to 3.0 times his then annual base salary, as defined by the agreement, payable in 24 equal monthly installments beginning within 30 days of his separation of services, as defined in the agreement.

7.               If Mr. Fulk’s suffers from a disability, as defined by the agreement, he will continue to receive an amount equal to and no greater than 100% of his annual base salary, less amounts payable under any disability plan of the Bank, for the first three months of his disability.  Thereafter, he will be entitled to any amount provided by the Bank’s long-term disability policy in effect at the time.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

99.1	Form of Executive Employment Agreement by and between the Registrant and its wholly owned subsidiary, Riverview Bank and Brett D. Fulk dated January 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: January 9, 2012	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

Exhibit Index

99.1	Form of Executive Employment Agreement by and between the Registrant and its wholly owned subsidiary, Riverview Bank and Brett D. Fulk dated January 4, 2012.